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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                               Amendment No. 1 to

                                 CURRENT REPORT
                                Amending Item 7
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 1996
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                             TMCI Electronics, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                  0-27510                      77-0413814
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(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)              Identification No.)

                   1875 Dobbin Drive, San Jose, CA                     95133
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               (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: 408-272-5700
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ITEM 7.

        (a) and (b). At the time that TMCI Electronics, Inc. ("TMCI") filed the Report on Form 8-K on November 27, 1996, the financial statements of the division (the "Division") acquired from Pen Interconnect, Inc. ("PII") and the related pro formas were not available. As permitted under Item 7 of Form 8-K, TMCI stated its intent to file such financial statements as an amendment within the required 60 days from the date that the Report was required to be filed.

        Following the closing of the acquisition, a dispute between TMCI and PII has arisen. As a result, the auditors for PII have ceased to cooperate with Moore Stephens, P.C., the auditors for TMCI, in producing audited financial statements for the Division.

        In view of this development, TMCI will not be able to file the audited financial statements required. However, audited financial statements for TMCI, which will include the portion of the fiscal year ended December 31, 1996 subsequent to the acquisition of the Division, will be included in the Form 10-KSB for the fiscal year ended December 31, 1996.

        (c).   The following exhibits were filed with the Report on Form 8-K.

        EXHIBIT 1.   Asset Purchase Agreement

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TMCI Electronics, Inc.
                                       (Registrant)



Date: January 27, 1997                       /s/ Charles E. Shaw
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                                                 Charles E. Shaw
                                       Vice President - Chief Financial Officer